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                           U.S. TREASURY MONEY MARKET FUND

SEC Seven Day Yield as of April 30, 1997

(Base Period Return) X (365/7)

(.000955) X (365/7) = 5.17%

Seven Day Effective Yield as of April 30, 1997

(Base Period Return) + 1)365/7) - 1

(.000955 + 1)365/7) - 1 = 5.31%

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                          U.S. GOVERNMENT MONEY MARKET FUND


SEC Seven Day Yield as of April 30, 1997

(Base Period Return) X (365/7)

(.000972) X (365/7) = 5.29%

Seven Day Effective Yield as of April 30, 1997

(Base Period Return + 1) 365/7) - 1

(.000972 + 1)365/7) - 1 = 5.43%